                                                                    EXHIBIT 12

SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (dollars in thousands)

                                                               Three Months Ended March 31,     Six Months Ended March 31,
                                                              ------------------------------   ----------------------------
                                                                   2000            1999             2000           1999
                                                              --------------  --------------   -------------  -------------
Income (loss) before provision (benefit) for income taxes....   $  5,493        $(8,931)         $ 11,373       $(12,090)
Interest expense.............................................      4,606          5,244             9,968         10,435
Interest portion of rental expense...........................        708            541             1,506          1,556
                                                              --------------  --------------   -------------  -------------
Earnings.....................................................    $10,807        $(3,146)         $ 22,847       $    (99)
                                                              ==============  ==============   =============  =============

Interest expense.............................................      4,606        $  5,244         $  9,968       $ 10,435
Interest portion of rental expense...........................        708             541            1,506          1,556
                                                              --------------  --------------   -------------  -------------
Fixed charges................................................   $  5,314        $  5,785         $ 11,474       $ 11,991
                                                              ==============  ==============   =============  =============
Ratio of earnings to fixed charges...........................        2.0x           (0.5)x            2.0x           0.0x
